Exhibit 5.1

October 20, 2023 Presto Automation Inc. 985 Industrial Road San Carlos, CA 94070

Re: Presto Automation Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as New York counsel to Presto Automation Inc., organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (x) the offer and sale of up to $75,000,000 in the aggregate of the Company’s (i) shares of common stock, par value $0.0001 per share (the “Common Stock”), to be newly issued (the “New Common Stock”), (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Rights, Units, or any combination thereof (“New Warrants”), (v) rights to purchase Common Stock, Preferred Stock, Debt Securities, New Warrants and/or Units (the “Rights”), and (vi) units consisting of Common Stock, Preferred Stock, Debt Securities, New Warrants and/or Rights (“Units”), (y) the issuance of up to 16,823,660 shares of Common Stock (the “Warrant Shares”), which may be issued upon exercise of outstanding warrants to purchase Common Stock at an exercise price of $8.21 per share with respect to the warrants issued in the initial public offering of Ventoux CCM Acquisition Corp. (“VTAQ”), $11.50 per share of Common Stock with respect to the warrants issued in a private placement simultaneously with the consummation of the initial public offering of VTAQ and the warrants issued to lenders party to that certain Credit Agreement (as defined below), $0.37 per share of Common Stock with respect to the first tranche of warrants issued to Trinity Capital Fund II, L.P., LLC (“Trinity”), and $5.85 per share of Common Stock with respect to the second tranche of warrants issued to Trinity (collectively, the “Outstanding Warrants”), and (z) the offer and sale, from time to time, of the selling securityholders named in the Registration Statement (each a “Selling Securityholder” and collectively, the “Selling Securityholders”) of up to (i) 7,625,000 Outstanding Warrants issued in a private placement (the “Private Placement Warrants”) and (ii) an aggregate of 52,709,824 shares of Common Stock, including up to:

I.	4,312,500 shares of Common Stock held by Ventoux Acquisition Holdings LLC and Chardan International Investments, LLC, their respective permitted transferees and the independent directors of the Company’s predecessor, VTAQ, purchased prior to VTAQ’s initial public offering of Common Stock on December 30, 2020;

II.	7,143,687 shares of Common Stock issued to certain institutional and accredited investors in connection with the consummation of the transactions contemplated by the Business Combination Agreement (as defined herein) (the “Business Combination”);

III.	640,000 shares of Common Stock issued as partial consideration to various advisors of the Company and VTAQ for services rendered in connection with the Business Combination and the private placement that closed simultaneously with the consummation of the Business Combination;

IV.	20,995,097 shares of Common Stock issued or issuable to affiliates of the Company, at an exchange ratio as provided in the Business Combination Agreement, for shares or restricted stock units of E La Carte, Inc. (“Legacy Presto”);

V.	7,433,040 shares of Common Stock (that may be issued from time to time upon achievement of certain stock price thresholds) to affiliates of the Company in connection with the earnout provisions set forth in the Business Combination Agreement at an exchange ratio as provided in the Business Combination Agreement for shares of Legacy Presto;

VI.	4,760,500 shares of Common Stock that were issued in a private placement pursuant to that certain securities purchase agreement, dated as of May 22, 2023, by and among the Company and certain accredited investors named therein;

VII.	1,500,000 shares of Common Stock that were issued in a private placement pursuant to that certain securities purchase agreement, dated October 10, 2023 by and between the Company and Presto CA LLC, an accredited investor; and

VIII.	5,925,000 shares of Common Stock issuable upon the exercise of warrants to purchase shares of our Common Stock, at an exercise price of $0.01 per share, subject to adjustment held by Metropolitan Partners Group Administration, LLC, the administrative, payment and collateral agent for Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP, and CEOF Holdings LP, pursuant to that certain Credit Agreement entered into initially on September 21, 2022, as subsequently amended (the “Credit Agreement”), such warrants being issued in consideration for the conversation of interest into principal and in respect of amendments to the Credit Agreement.

All shares of Common Stock listed in I-VIII above are collectively referred to as the “Resale Shares.” The New Common Stock, the Preferred Stock, the Debt Securities, the New Warrants, the Rights, the Units, the Warrant Shares, the Resale Shares and the Private Placement Warrants are referred to herein collectively as the “Securities.”

The Registration Statement includes a base prospectus relating to the offer and sale of the Securities (the “Base Prospectus”), which will be supplemented by one or more prospectus supplements in connection with the sale of the Securities. Each such prospectus supplement, together with the Base Prospectus, is referred to herein as a “Prospectus.”

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

a)	the Registration Statement;

b)	the Base Prospectus;

c)	a copy of the Second Amended & Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on September 21, 2022 (the “Charter”), and as certified by the Secretary of the Company;

d)	a copy of the Bylaws of the Company dated as of September 21, 2022, and as certified by the Secretary of the Company;

e)	a copy of the Unanimous Written Consent of the Board of Directors of the Company (the “Board”) adopted on October 19, 2023, and as certified by the Secretary of the Company;

f)	the Agreement and Plan of Merger, dated as of November 10, 2021, as amended by that Second Amendment to Agreement and Plan of Merger, dated as of July 25, 2022, by and among Ventoux CCM Acquisition Corp., Ventoux Merger Sub I Inc., Ventoux Merger Sub II LLC, and E La Carte, Inc. (the “Business Combination Agreement”);

g)	the Amended and Restated Warrant Agreement, dated as of September 21, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “A&R Warrant Agreement”);

h)	the Amended & Restated Registration Rights Agreement dated as of September 21, 2022, by and among New Presto, the Sponsors, Cleveland Avenue, VTAQ’s officers and directors, Metropolitan and certain Legacy Presto stockholders;

i)	the Amended & Restated Cleveland Avenue Subscription Agreement, dated as of July 25, 2022, by and between VTAQ and Presto CA, LLC;

j)	the form of Amended & Restated Equity Subscription Agreement, included as Exhibit 4.15 to the Registration Statement;

k)	Warrant to Purchase Common Stock, dated March 31, 2023, by and between Presto Automation Inc. and Metropolitan Levered Partners Fund VII, LP;

l)	Warrant to Purchase Common Stock, dated March 31, 2023, by and between Presto Automation Inc. and Metropolitan Partners Fund VII, LP;

m)	Warrant to Purchase Common Stock, dated March 31, 2023, by and between Presto Automation Inc. and Metropolitan Offshore Partners Fund VII, LP;

n)	Warrant to Purchase Common Stock, dated March 31, 2023, by and between Presto Automation Inc. and CEOF Holdings, LP;

o)	Registration Rights Agreement, dated as of March 31, 2023, by and among Presto Automation Inc. and certain persons listed therein;

p)	the form of Securities Purchase Agreement, dated May 22, 2023, by an among Presto Automation Inc. and each purchaser listed in the signature page thereto, included as Exhibit 4.21 to the Registration Statement;

q)	the form of Registration Rights Agreement, dated as of May 22, 2023, by and among Presto Automation Inc. and certain persons listed therein, included as Exhibit 4.22 to the Registration Statement;

r)	Warrant to Purchase Common Stock, dated May 22, 2023, by and between Presto Automation Inc. and Metropolitan Levered Partners Fund VII, LP;

s)	Warrant to Purchase Common Stock, dated May 22, 2023, by and between Presto Automation Inc. and Metropolitan Partners Fund VII, LP;

t)	Warrant to Purchase Common Stock, dated May 22, 2023, by and between Presto Automation Inc. and Metropolitan Offshore Partners Fund VII, LP;

u)	Warrant to Purchase Common Stock, dated May 22, 2023, by and between Presto Automation Inc. and CEOF Holdings, LP;

v)	Securities Purchase Agreement, dated as of October 10, 2023, between Presto Automation Inc. and Presto CA LLC;

w)	Warrant to Purchase Common Stock, dated October 10, 2023, by and between Presto Automation Inc. and Metropolitan Levered Partners Fund VII, LP;

x)	Warrant to Purchase Common Stock, dated October 10, 2023, by and between Presto Automation Inc. and Metropolitan Partners Fund VII, LP;

y)	Warrant to Purchase Common Stock, dated October 10, 2023, by and between Presto Automation Inc. and Metropolitan Offshore Partners Fund VII, LP;

z)	Warrant to Purchase Common Stock, dated October 10, 2023, by and between Presto Automation Inc. and CEOF Holdings, LP;

aa)	Warrant to Purchase Common Stock (Conversion Warrant), dated October 17, 2023, by and between Presto Automation Inc. and Metropolitan Levered Partners Fund VII, LP;

bb)	Warrant to Purchase Common Stock (Conversion Warrant), dated October 17, 2023, by and between Presto Automation Inc. and Metropolitan Partners Fund VII, LP;

cc)	Warrant to Purchase Common Stock (Conversion Warrant), dated October 17, 2023, by and between Presto Automation Inc. and Metropolitan Offshore Partners Fund VII, LP;

dd)	Warrant to Purchase Common Stock (Conversion Warrant), dated October 17, 2023 by and between Presto Automation Inc. and CEOF Holdings, LP;

ee)	Registration Rights Agreement, dated as of October 17, 2023, by and among Presto Automation Inc. and certain persons listed therein;

ff)	the form indenture pursuant to which the Company’s Debt Securities are to be issued (the “Indenture”), filed as Exhibit 4.2 to the Registration Statement;

gg)	Warrant to Purchase Preferred Stock of Legacy Presto, dated March 11, 2016, by and between Legacy Presto and Trinity; and

hh)	Warrant to Purchase Preferred Stock of Legacy Presto, dated July 28, 2017, by and between Legacy Presto and Trinity.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto, will comply with all applicable laws (and will remain effective and in compliance at the time of issuance, offer or sale of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities (to the extent not already outstanding) will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Charter and applicable law; (iv) the Company and/or the Selling Securityholders, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement including the Prospectus, and any Securities not currently outstanding that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities (to the extent not currently outstanding) will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times when the Securities are offered; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Company and/or the Selling Securityholders, as applicable; and (vii) any Indenture, form of note under such Indenture, form of New Warrant, New Warrant Agreement (as defined below), Rights Agreement (as defined below) or Unit Agreement (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Common Stock, we have further assumed that the Common Stock will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company and/or the Selling Securityholders, as applicable, in accordance with applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that (i) the certificate of designation, approved by appropriate corporate action, relating to the Preferred Stock establishing the designations, preferences and rights of the class or series of Preferred Stock (the “Certificate of Designation”), will have been authorized, executed and filed with the Secretary of State of the State of Delaware and (ii) the Preferred Stock will be authorized, executed, countersigned by the registrar and transfer agent therefor and delivered by the Company in accordance with the provisions of the Certificate of Designation and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that (i) the Indenture will have been authorized, executed and delivered by the Company and an entity selected by the Company to act as the trustee (the “Trustee”), (ii) the Debt Securities will be issued pursuant to the Indenture, (iii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions thereof and reflected in appropriate documentation approved by appropriate corporate action and, if applicable, executed and delivered by the Company and authenticated by the Trustee, (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement and (v) if the Debt Securities are convertible into Common Stock or Preferred Stock of the Company, (x) such Common Stock or Preferred Stock of the Company will be authorized by appropriate corporate action, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Stock or Preferred Stock of the Company will be executed, countersigned by the transfer agent therefor and delivered by the Company upon such conversion, in accordance with the terms of such Debt Securities.

With respect to any Securities consisting of any series of New Warrants, we have further assumed that (i) the warrant agreement (if applicable), approved by appropriate corporate action, relating to the New Warrants (the “New Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “New Warrant Agent”) will have been authorized, executed and delivered by the Company and the New Warrant Agent and (ii) the New Warrants will be authorized, executed, authenticated, issued and delivered by the Company and the New Warrant Agent in accordance with the provisions of the form of New Warrant, the New Warrant Agreement (if applicable) and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Rights, we have further assumed that (i) the subscription rights agreement, approved by us, relating to the Rights (the “Rights Agreement”) to be entered into between the Company and an entity selected by the Company to act as the subscription rights agent (the “Rights Agent”) will have been authorized, executed and delivered by the Company and the Rights Agent and (ii) the Rights will be authorized, executed and delivered by the Company and the Rights Agent in accordance with the provisions of the Rights Agreement.

With respect to any Securities consisting of Units, we have further assumed that (i) the unit agreement, approved by appropriate corporate action, relating to the Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent and (ii) the Units and each component of Units will be authorized, executed, authenticated, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement including the Prospectus and the Unit Agreement.

With respect to any Securities issuable upon exercise, exchange or conversion of other Securities, in addition to the above assumptions as applicable, we have further assumed that such Securities issuable upon such exercise, exchange or conversion will be presented for exercise, exchange or conversion in accordance with the terms thereof and delivered by the Company upon such exercise, exchange or conversion in accordance with the terms thereof.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The New Common Stock and Common Stock issuable upon exercise, exchange or conversion of other Securities, upon receipt by the Company and/or Selling Securityholders of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

2.	The Preferred Stock (including Preferred Stock issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of Preferred Stock of the Company.

3.	The Debt Securities (including Debt Securities issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

4.	The New Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

5.	The Rights, upon receipt by the Company of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

6.	The Units, upon receipt by the Company of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

7.	The Warrant Shares, when issued and paid for upon exercise of the Outstanding Warrants in accordance with the terms of the A&R Warrant Agreement, will be validly issued, fully paid and non-assessable.

8.	The Resale Shares are validly issued, fully paid and non-assessable.

9.	The Private Placement Warrants constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of Securities or Private Placement Warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Securities appearing under the caption “Legal Matters” in the Base Prospectus forming part of the Registration Statement or any Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

CJD:LKM:BM:CC:SA